FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2006

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Eric J. Kufel

On February 15, 2006, the Company announced the appointment of Eric J. Kufel, the Company’s current Chairman of the Board of Directors and Interim Chief Executive Officer, to the positions of Chief Executive Officer and Director effective February 14, 2006.  A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Kufel is 38 years old and served as Chairman of the Company’s Board of Directors since August 2004.  In December 2005, he was appointed the Company’s Interim Chief Executive Officer.  He served as President, Chief Executive Officer and a Director of the Company from February 1997 until August 2004.  From 1993 to 1997, Mr. Kufel held various brand management positions with The Dial Corporation, The Coca Cola Company and The Kellogg Company.  Mr. Kufel also has a master’s degree from the Thunderbird School of International Management.

There is no arrangement or understanding between Mr. Kufel and any other person pursuant to which Mr. Kufel was appointed as Chief Executive Officer of the Company.  There are no transactions in which Mr. Kufel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Larry Polhill

On February 15, 2006, the Company announced the appointment of Larry Polhill, a current Director of the Company, to the position of Chairman of the Board of Directors effective February 14, 2006.  A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Polhill was elected Chairman after serving as a member of the Board of Directors since August 18, 2004.  He is President, CEO and Chairman of the Board of Directors of American Pacific Financial Corporation and a Manager of Capital Foods, LLC, a private investment company which is the largest shareholder of the Company.  Mr. Polhill has an extensive background in corporate finance and mergers and acquisitions.  During his over 25 years of business experience, he has been involved as an officer, director or financier of a wide diversity of businesses, including companies in the consumer, retail, and food (salted snacks, popcorn and baked goods) industries.

Shannon Bard

On February 15, 2006, the Company announced the resignation of Shannon Bard from the Company’s Board of Directors.  Mr. Bard served on the Company’s Board since August 2004.  There were no disagreements that led to Mr. Bard’s personal decision to resign from the Board.  A copy of the press release announcing this resignation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01                     Regulation FD Disclosures

On February 15, 2006, the Company issued a press release announcing the appointment of Eric J. Kufel as Chief Executive Officer and Director, the appointment of Larry Polhill as Chairman of the Board of Directors, the termination of the previously announced letter of intent to acquire certain Mrs. Fields® licensing rights and related assets from Shadewell Grove, LLC and the resignation of Shannon Bard from the Company’s Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01                     Other Events

On February 15, 2006, the Company issued a press release announcing the termination of the previously announced letter of intent to acquire certain Mrs. Fields® licensing rights and related assets from Shadewell Grove, LLC.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                     Financial Statements and Exhibits

(c)          Exhibits

Exhibit 99.1

Press release announcing the appointment of Eric J. Kufel as Chief Executive Officer and Director, the appointment of Larry Polhill as Chairman of the Board of Directors, the termination of the previously announced letter of intent to acquire certain Mrs. Fields® licensing rights and related assets from Shadewell Grove, LLC and the resignation of Shannon Bard from the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.

Date:	February 15, 2006	/s/ Eric J. Kufel
Eric J. Kufel
Chief Executive Officer